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                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated December 4, 1998 relating to the consolidated financial statements of Engineered Support Systems, Inc., and of our report dated July 10, 1998 relating to the financial statements of Keco Industries, Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
March 23, 1999